AQUILA NARRAGANSETT TAX-FREE INCOME FUND

SUPPLEMENTAL DECLARATION OF TRUST

SUPPLEMENTAL DECLARATION OF TRUST made as of October 17, 2012, to the DECLARATION OF TRUST of NARRAGANSETT INSURED TAX-FREE INCOME FUND (the "Trust").

WHEREAS, paragraph 12 of Article EIGHTH of the Declaration of Trust permits the Trustees of the Trust to amend or otherwise supplement the Declaration of Trust by making a Supplemental Declaration of Trust for the purpose of changing the name of the Trust; and

WHEREAS, the making of this Supplemental Declaration of Trust for the purpose of changing the name of the Trust from Narragansett Insured Tax-Free Income Fund to Aquila Narragansett Tax-Free Income Fund has been duly authorized by the Trustees of the Trust; and

WHEREAS, the officer of the Trust executing this Supplemental Declaration of Trust has been authorized and directed to do so by the Trustees of the Trust on behalf of the Trustees and the Trust;

NOW, THEREFORE, the Declaration of Trust shall read in its entirety as follows:

FIRST:  This Trust shall be known as Aquila Narragansett Tax-Free Income Fund.

SECOND:  Whenever used herein, unless otherwise required by the context or specifically provided:

1.           All terms used in this Declaration of Trust which are defined in the 1940 Act shall have the meanings given to them in the 1940 Act.

2.           The "Trust" refers to Aquila Narragansett Tax-Free Income Fund.

3.           "Shareholder" means a record owner of Shares of the Trust.

4.           The "Trustees" refer to the individual trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustees.

5.           "Shares" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

6.           The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.

7.           "Commission" means the Securities and Exchange Commission.

8.           "Board" or "Board of Trustees" means the Board of Trustees of the Trust.

THIRD:  The purpose or purposes for which the Trust is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

1.           To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, sell short, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term

"securities" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any issuer (which term "issuer" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof be deemed to include any persons, firms, associations, corporations, syndicates, combinations, organizations, governments, or subdivisions thereof); and to exercise, as owner or holder of any securities (or other financial instruments), all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities (or other financial instruments).

2.           To borrow money and pledge assets in connection with any of the objects or purposes of the Trust, and to issue notes or other obligations evidencing such borrowings, to the extent permitted by the 1940 Act and by the Trust's fundamental investment policies under the 1940 Act.

3.           To issue and sell its Shares in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of the Commonwealth of

Massachusetts and by this Declaration of Trust, as the Trustees may determine.

4.           To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the Shareholders of the Trust) its Shares, in any manner and to the extent now or hereafter permitted by the laws of Commonwealth of Massachusetts and by this Declaration of Trust.

5.           To conduct its business in all its branches at one or more offices in the Commonwealth of Massachusetts and elsewhere in any part of the world, without restriction or limit as to extent.

6.           To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts, as a member of, or as the owner or holder of any stock of, or share of interest in, any issuer, and in connection therewith to make or enter into such deeds or contracts with any issuers and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

7.           To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Articles of this Declaration of Trust, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Trust now or hereafter conferred by the laws of the Commonwealth of Massachusetts, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Trust shall not carry on any business, or exercise any powers, in any state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

FOURTH:  The beneficial interest in the Trust shall at all times be divided into up to 80,000,000 transferable Shares, each such Share having a par value of one cent per Share, each of which shall represent an equal proportionate interest in the Trust with each other Share outstanding, none having priority or preference over another, subject to the further provisions of this Article FOURTH.  The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust.  Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiple thereof.

Subject to the further provisions of Article FOURTH, the Board of Trustees may, without obtaining any authorization or vote of the

Shareholders of any series or class of Shares, classify unissued Shares into one or more additional series and classes which shall, together with the issued Shares of beneficial interest of the Trust, have such designations as the Board may determine (but which shall in the case of a series include the word "Series" and in the case of a class include the word "Class").  Subject to the distinctions permitted among classes of the same series established by the Board of Trustees consistent with the requirements of the 1940 Act and any rule, regulation or order of the Commission, each Share of a series of the Trust shall represent an equal interest in the net assets of the series, and each holder of Shares of a series shall be entitled to receive such holder's pro-rata share of distributions of income and capital gains, if any, made with respect to such series.  Upon redemption of the Shares of any series, the applicable Shareholder shall be paid solely out of funds and property of such series of the Trust.

All references to Shares in this Declaration of Trust shall be deemed to be to Shares of any or all series or classes thereof, as the context may require.

Series and classes shall, subject to any applicable rule, regulation or order of the Commission or other applicable law or regulation, have the characteristics set forth in (a) through and including (h) below.

(a)           All consideration received by the Trust for the issue or sale of Shares of each such series, together with all income,

earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which such assets, payments, or funds were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust.  Such assets, income, earnings, profits and proceeds thereof, and any asset derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such series.

(b)           Dividends or distributions on Shares of any such series, whether payable in Shares or cash, shall be paid only out of earnings, surplus or other assets belonging to such series.

(c)           In the event of the liquidation or dissolution of the Trust, Shareholders of each such series shall be entitled to receive, as a series, out of the assets of the Trust available for distribution to Shareholders, but other than general assets not belonging to any particular series, the assets belonging to such series; and the assets so distributable to the Shareholders of any such series shall be distributed among such Shareholders in proportion to the number of Shares of such series held by them and recorded on the books of the Trust.  In the event that there are any general assets not belonging to any particular series of Shares and available for distribution, such distribution shall be made to the holders of Shares of all series in proportion to the asset value of the Shares.

(d)           The assets belonging to any such series of Shares shall be charged with the liabilities in respect to such series and shall be charged with their share of the general liabilities of the Trust, in proportion to the asset value of the respective series.  The determination of the Board of Trustees shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, and as to the allocation of the same as to a given series, and as to whether the same, or general assets of the Trust, are allocable to one or more series.  The liabilities so allocated to a series are herein referred to as "liabilities belonging to" such series.

(e) The Board of Trustees may without the requirement of Shareholder approval, classify Shares of any series or divide the Shares of any series into classes, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine, and may establish and designate the specific classes of Shares of each series.  The fact that a series shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such series are initially of a single class), or that a series shall have more than one established and designated class, shall not limit the authority of the Trustees to establish and designate separate classes, or one or more further classes, of said series without approval of the holders of the initial class thereof, or previously established and designated class or classes thereof, provided that the establishment and designation of such further separate classes would not adversely affect the rights of the holders of the initial or previously established and designated class or classes.

(f)           At all meetings of Shareholders, each Shareholder of each Share of each such series or class of the Trust shall be entitled to one vote for each dollar of net asset value represented by such Share, determined as provided in the then current Prospectus of such series or class, as of the record date for such meeting, irrespective of series or class, standing in his name on the books of the Trust, except that where a vote of the holders of the Shares of any series or class, or of more than one series or class, voting by series or class, is required by the 1940 Act, any rule, regulation or order of the Commission or other applicable law or regulation as to any proposal, only the holders of such series or series, or class or classes, voting by series or class, shall be entitled to vote upon such proposal and the holders of any other series or class or classes shall not be entitled to vote thereon.  Any fractional Share, if any such fractional Shares are outstanding, shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends.  There shall be no cumulative voting rights with respect to any Shares or series or class of Shares of the Trust.

(g)           The provisions of Article FIFTH relating to voting shall apply when the Trust has only one series or class of Shares outstanding or when the Trust has more than one series or class of Shares outstanding but which differ only as to their dividend rights. Otherwise, the provisions of Article FIFTH shall be subject to the provisions of this Article FOURTH.

(h)           When the Trust has more than one series or class of Shares outstanding:  (i) the redemption rights provided to the holders of the Trust's Shares shall be deemed to apply only to the assets belonging to the series or class of Shares in question; and (ii) the net asset value per Share computation as provided for in Article SEVENTH shall be applied as if each such series or class of Shares were the Trust as referred to in such computation, but with its assets limited to the assets belonging to such series or class and its liabilities limited to the liabilities belonging to such series or class.

(i)           The ownership of Shares shall be recorded in the books of the Trust or a transfer agent.  The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters.  The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each.

(j)           The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize.

(k)           Shareholders shall have no pre-emptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

(l)           The dividends payable to Shareholders shall, subject to any applicable rule, regulation or order of the Commission or other applicable law or regulation, be determined by the Board and need not be individually declared but may be declared and paid in accordance with a formula adopted by the Board.

FIFTH:  The following provisions are hereby adopted with respect to voting Shares of the Trust and certain other rights:

1.
The Shareholders shall have power to vote (i) for the election of Trustees when that issue is submitted to them, (ii) with respect to the amendment of this Declaration of Trust, except as stated in Article EIGHTH as to the name of the trust, and (iii) with respect to such additional matters relating to the Trust as may be required by the 1940 Act or authorized by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration statement of the Trust with the Commission or any State, or as the Trustees may consider desirable.

2.
At all meetings of Shareholders each Shareholder shall be entitled to one vote for each dollar of net asset value for each Share (determined in the manner described in the current Prospectus or Prospectuses, if more than one class or series is outstanding) standing in his name on the books of the Trust on the date, fixed in accordance with the By-Laws, for determination of Shareholders entitled to vote at such meeting except (if so determined by the Board of Trustees) for Shares redeemed prior to the meeting.  Any fractional Share shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends.  The presence in person or by proxy of the holders of Shares outstanding and entitled to vote thereat representing one-third of the net asset value of the Trust as so determined shall constitute a quorum at any meeting of the Shareholders.  If at any meeting of the Shareholders there shall be less than a quorum present, the Shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

3.
Each Shareholder, upon request to the Trust in proper form determined by the Trust, shall be entitled to require the Trust to redeem all or any part of the Shares standing in the name of such Shareholder.  The method of computing such net asset value, the time at which such net asset value shall be computed and the time within which the Trust shall make payment therefor, shall be determined as hereinafter provided in Article SEVENTH of this Declaration of Trust.  Notwithstanding the foregoing, the Trustees, when permitted or required to do so by the 1940

Act, may suspend the right of the Shareholders to require the Trust to redeem Shares.
4.
No Shareholder shall, as such holder, have any right to purchase or subscribe for any security of the Trust which it may issue or sell, other than such right, if any, as the Trustees, in their discretion, may determine.

5.	All persons who shall acquire Shares shall acquire the same subject to the provisions of this Declaration of Trust.
6.
Notwithstanding anything elsewhere contained in this Declaration of Trust or in the By-Laws of the Trust, so long as the By-Laws of the Trust do not provide for regular annual meetings of Shareholders of the Trust, the Shareholders of the Trust shall have such rights, and the Trust, the Board of Trustees and the Trustees shall have such obligations as would exist if the Trust were a common law trust covered by Section 16(c) of the 1940 Act. In the event that the Trust has outstanding two or more Series, each such Series shall be considered as if it were a separate common law trust covered by said Section 16(c). However, the Trust may at any time or from time to time apply to the Commission for one or more exemptions from all or part of said Section 16(c) and, if an exemptive order or orders are issued by the Commission, such order or orders shall be deemed part of said Section 16(c) for the purposes of this paragraph 6.

SIXTH:  The persons who shall act as initial Trustees are the Trustees initially executing this Declaration of Trust or any counterpart thereof.

However, the By-Laws of the Trust may fix the number of Trustees at a number greater than that of the number of initial Trustees and may authorize the Trustees, by the vote of a majority of the entire number of Trustees, to increase or decrease the number of Trustees fixed by this Declaration of Trust or by the By-Laws within limits specified in the By-Laws, provided that in no case shall the number of Trustees be less than two, and to fill the vacancies created by any such increase in the number of Trustees.  Unless otherwise provided by the By-Laws of the Trust, the Trustees need not be Shareholders.

SEVENTH:  The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Trust and of the Trustees and Shareholders.

1.
As soon as any Trustee is duly elected by the Shareholders or the Trustees and shall have accepted this trust, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

2.
The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

3.
The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees.  All of the assets of the Trust shall at all times be considered as vested in the Trustees.  Except as provided in this Declaration of Trust, no Shareholder shall have, as such holder of beneficial interest in the Trust, any authority, power or right whatsoever to transact business for or on behalf of the Trust, or on behalf of the Trustees, in connection with the property or assets of the Trust, or in any part thereof, except the rights to receive the income and distributable amounts arising therefrom as set forth herein.

4.
The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders.  The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust.  The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purposes of this Trust.  Subject to any applicable limitation in this Declaration of Trust or in the By-Laws of the Trust, the Trustees shall have power and authority:

(a)
to adopt By-laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

(b)	to elect and remove such officers and appoint and terminate such officers as they consider appropriate with or without cause;
(c)	to employ a bank or trust company as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws;
(d)	to retain a transfer agent and Shareholder servicing agent, or both;
(e)	to provide for the distribution of Shares either through a principal underwriter or the Trust itself or both;
(f)	to set record dates in the manner provided for in the By-Laws of the Trust;
(g)	to delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter;
(h)
to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property held in trust hereunder; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;
(i)	to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities held in trust hereunder;
(j)
to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Massachusetts business trusts or investment companies;

(k)
to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

(l)	to compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;
(m)	to make, in the manner provided in the By-Laws, distributions of income and of capital gains to Shareholders;
(n)	to borrow money to the extent and in the manner permitted by the 1940 Act and the Trust's fundamental policy thereunder as to borrowing; and

(o)
to enter into investment advisory, sub-advisory, management, administrative or similar contracts, subject to the 1940 Act, with any one or more corporations, partnerships, trusts, associations or other persons; if the other party or parties to any such contract are authorized to enter into securities transactions on behalf of the Trust, such transactions shall be deemed to have been authorized by all of the Trustees.

5.
No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred by the Trustees or upon their order.

6.	(a)
The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise.  Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

(b)
Except as otherwise provided in this Declaration of Trust or the By-Laws, whenever this Declaration of Trust calls for or permits any action to be taken by the Trustees hereunder, such action shall mean that taken by the Board of Trustees by vote of the majority of a quorum of Trustees as set forth from time to time in the By-Laws of the Trust or as required pursuant to the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

(c)
The Trustees shall possess and exercise any and all such additional powers as are reasonably implied from the powers herein contained such as may be necessary or convenient in the conduct of any business or enterprise of the Trust, to do and perform anything necessary, suitable, or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects, herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Trust, and to do and perform all other acts or things necessary or incidental to the purposes herein before set forth, or that may be deemed necessary by the Trustees.

(d)
The Trustees shall have the power to determine conclusively whether any moneys, securities, or other properties of the Trust property are, for the purposes of this Trust, to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of this provision such moneys, securities, or other properties would be regarded as capital or income and whether or not in the absence of this provision such expenses or disbursements would ordinarily be charged to capital or to income.

7.
The By-Laws of the Trust may divide the Trustees into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a period longer than five years, and the term of office of at least one class shall expire each year.

8.
The Shareholders shall have the right to inspect the records, documents, accounts and books of the Trust, subject to reasonable regulations of the Trustees, not contrary to Massachusetts law, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such right shall be exercised.

9.
Any Trustee, or any officer elected or appointed by the Trustees or by any committee of the Trustees or by the Shareholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the By-Laws of the Trust.

10.
If the By-Laws so provide, the Trustees shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of the Commonwealth of Massachusetts, to keep the books of the Trust outside of said Commonwealth at such places as may from time to time be designated by them.

11.
Securities held by the Trust shall be voted in person or by proxy by the President or a Vice-President, or such officer or officers of the Trust as the Trustees shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Trustees, except as otherwise ordered by vote of the holders of a majority of the Shares outstanding and entitled to vote in respect thereto.

12.	(a)
Subject to the provisions of the 1940 Act, any Trustee, officer or employee, individually, or any partnership of which any Trustee, officer or employee may be a member, or any corporation or association of which any Trustee, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Trust, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a Trustee, or a partnership, corporation or association of which a Trustee is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Trustees or a majority thereof; and any Trustee who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Trustees which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other trust or corporation or association or a member of a partnership so interested.

(b)
Specifically, but without limitation of the foregoing, the Trust may enter into a management, investment advisory, sub-advisory, administration or underwriting contract and other contracts with, and may otherwise do business with any manager, investment adviser, sub-adviser, or administrator for the Trust, or principal underwriter of the Shares of the Trust, or any subsidiary or affiliate of any such manager, investment adviser, sub-adviser or administrator and/or principal underwriter and may permit any such firm or corporation to enter into any contracts or other arrangements with any other firm or corporation relating to the Trust notwithstanding that the Board of Trustees of the Trust may be composed in part of partners, directors, officers or employees of any such firm or corporation, and officers of the Trust may have been or may be or become partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud the Trust and any such firm or corporation may deal freely with each other, and no such contract or transaction between the Trust and any such firm or corporation shall be invalidated or in any wise affected thereby, nor shall any Trustee or officer of the Trust be liable to the

Trust or to any Shareholder or creditor thereof or to any other person for any loss incurred by it or him solely because of the existence of any such contract or transaction; provided that nothing herein shall protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

(c)	(1)	As used in this paragraph the following terms shall have the meanings set forth below:

(i)  the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust, any present or former Trustee or officer of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, any present or former investment adviser, sub-adviser, administrator or principal underwriter of the Trust and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

(ii)  the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

(iii) the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

(iv)  the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

(v) the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

(d)	The Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.
(e)
Except as set forth in (d) above, the Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither "interested persons," as defined in the 1940 Act nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may but need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

(f)
Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case:  (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances;  or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding.

(g)
Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

13.	For purposes of the computation of net asset value, as in this Declaration of Trust referred to, the following rules shall apply:
(a)
The net asset value of each Share of the Trust tendered to the Trust for redemption shall be determined as of the close of business on the New York Stock Exchange next succeeding the tender of such Share;

(b)
The net asset value of each Share of the Trust for the purpose of the issue of such Shares shall be determined as of the close of business on the New York Stock Exchange next succeeding the receipt of an order to purchase such Shares;

(c)
The net asset value of each Share of the Trust, as of time of valuation on any day, shall be the quotient obtained by dividing the value, as at such time, of the net assets of the Trust (i.e., the value of the assets of the Trust less its liabilities exclusive of its surplus) by the total number of Shares outstanding at such time.  The assets and liabilities of the Trust shall be determined in accordance with generally accepted accounting principles; provided, however, that in determining the liabilities of the Trust there shall be included such reserves for taxes or contingent liabilities as may be authorized or approved by the Trustees, and provided further that in determining the value of the assets of the Trust for the purpose of obtaining the net asset value, each security listed on the New York Stock Exchange shall be valued on the basis of the closing sale at the time of valuation on the business day as of which such value is being determined; if there be no sale on such day, then the security shall be valued on the basis of the mean between closing bid and asked prices on such day; if no bid and asked prices are quoted for such day, then the security shall be valued by such method as the Trustees shall deem in good faith to reflect its fair market value; securities not listed on the New York Stock Exchange shall be valued in like manner on the basis of quotations on any other stock or commodities exchange which the Trustees may from time to time approve for that purpose; readily marketable securities traded in the over-the-counter market shall be valued at the mean between their bid and asked prices, or, if the Trustees shall so determine, at their bid prices; and all other assets of the Trust and all securities as to which the Trust might be considered an "underwriter" (as that term is used in the Securities Act of 1933), whether or not such securities are listed or traded in the over-the-counter market, shall be valued by such method as they shall deem in good faith to reflect their fair market value.  In connection with the accrual of any fee or refund payable to or by an investment adviser of the Trust, the amount of which accrual is not definitely determinable as of any time at which the net asset value of each Share of the Trust is being determined due to the contingent nature of such fee or refund, the Trustees are authorized to establish from time to time formulae for such accrual, on the basis of the contingencies in question to the date of such determination, or on such other basis as the Trustees may establish.

(1)
Shares to be issued shall be deemed to be outstanding as of the time of the determination of the net asset value per share applicable to such issuance and the net price thereof shall be deemed to be an asset of the Trust;

(2)
Shares to be redeemed by the Trust shall be deemed to be outstanding until the time of the determination of the net asset value applicable to such redemption and thereupon and until paid the redemption price thereof shall be deemed to be a liability of the Trust; and

(3)
Shares voluntarily purchased or contracted to be purchased by the Trust pursuant to the provisions of paragraph 13(d) of this Article SEVENTH shall be deemed to be outstanding until whichever is the later of (i) the time of the making of such purchase or contract of purchase, and (ii) the time as of which the purchase price is determined, and thereupon and until paid, the purchase price thereof shall be deemed to be a liability of the Trust.

(d)
The net asset value of each Share of the Trust, as of any time other than the close of business on the New York Stock Exchange of any day, may be determined by applying to the net asset value as of the close of business on that Exchange on the preceding business day, computed as provided in this Article SEVENTH, such adjustments as are authorized by or pursuant to the direction of the Trustees and designed reasonably to reflect any material changes in the market value of securities and other assets held and any other material changes in the assets or liabilities of the Trust and in the number of its outstanding

Shares which shall have taken place since the close of business on such preceding business day.
(e)
In addition to the foregoing, the Trustees are empowered, in their absolute discretion, to establish other bases or times, or both, for determining the net asset value of each Share of the Trust in accordance with the 1940 Act and to authorize the voluntary purchase by the Trust, either directly or through an agent, of Shares of the Trust upon such terms and conditions and for such consideration as the Trustees shall deem advisable in accordance with any such provision, rule or regulation.

(f)
Payment of the net asset value of Shares of the Trust properly surrendered to it for redemption shall be made by the Trust within seven days after tender of such Shares to the Trust for such purpose plus any period of time during which the right of the holders of the Shares of the Trust to require the Trust to redeem such Shares has been suspended.  Any such payment may be made in portfolio securities of the Trust and/or in cash, as the Trustees shall deem advisable, and no Shareholder shall have a right, other than as determined by the Trustees, to have his Shares redeemed in kind.

EIGHTH:

1.	In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability.  This Trust shall,  upon request by the Shareholder, assume the defense of any claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

2.
It is hereby expressly declared that a trust and not a partnership is created hereby.  No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder.  All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor.  Nothing in this Declaration of Trust shall protect a Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

3.	The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested.  Subject to the provisions of paragraph 2 of this Article EIGHTH, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operations of this Declaration of Trust, and subject to the provisions of paragraph 2 of this Article EIGHTH, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.  The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

4.	This Trust shall continue without limitation of time but subject to the provisions of sub-sections (a), (b) and (c) of this paragraph 4.
(a)
The Trustees, with the favorable vote of the holders of a "majority," as defined in the 1940 Act, of the outstanding Shares entitled to vote, and if the Trust has outstanding shares of more than one series or class, such vote shall be in accordance with the provisions of Article FIFTH section (2), may sell and convey the assets of the Trust, (which sale may be subject to the retention of assets for the payment of liabilities and expenses) to another issuer for a consideration which may be or include securities of such issuer.  Upon making provision for the payment of liabilities, by assumption by such issuer or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Shares of the Trust, or Shares of such Series, then outstanding.
(b)
The Trustees, with the favorable vote of the holders of a "majority," as defined in the 1940 Act, of the outstanding Shares entitled to vote, and if the Trust has outstanding Shares of more than one series or class, such vote shall be in accordance with the provisions of Article FIFTH section (2), may at any time sell and convert into money all the assets of the Trust or of any Series.  Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust, the Trustees shall distribute the remaining assets of the Trust ratably among the holders of the outstanding Shares, or Shares of such Series.

(c)
Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-sections (a) and (b), the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

5.
The original or a copy of this instrument and of each declaration of trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder.  A copy of this instrument and of each supplemental declaration of trust shall be filed with the Massachusetts Secretary of State, as well as any other governmental office where such filing may from time to time be required.  Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such supplemental declaration of trust.  In this instrument or in any such supplemental declaration of trust, references to this instrument, and all expressions like "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust.  This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

6.
The trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts.  The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

7.
The Board of Trustees is empowered to cause the redemption of the Shares held in any account if the aggregate net asset value of such Shares (taken at cost or value, as determined by the Board) has been reduced by a Shareholder to $500 or less upon such notice to the Shareholders in question, with such permission to increase the investment in question and upon such other terms and conditions as may be fixed by the Board of Trustees in accordance with the 1940 Act.

8.
In the event that any person advances the organizational expenses of the Trust, such advances shall become an obligation of the Trust subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined in accordance with criteria fixed by the Board of Trustees, to be amortized over a period or periods to be fixed by the Board.

9.
Whenever any action is taken under this Declaration of Trust under any authorization to take action which is permitted by the 1940 Act, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act then in effect as expressed in "no-action" letters of the staff of the Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction, notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

10.
Any action which may be taken by the Board of Trustees under this Declaration of Trust or its By-Laws may be taken by the description thereof in the then effective prospectus and/or statement of additional information relating to the Shares under the Securities Act of 1933 or in any proxy statement of the Trust rather than by formal resolution of the Board.
11.
Whenever under this Declaration of Trust, the Board of Trustees is permitted or required to place a value on assets of the Trust, such action may be delegated by the Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

12.
If authorized by vote of the Trustees and the favorable vote of the holders of a "majority," as defined in the 1940 Act, of the outstanding Shares entitled to vote, or by any larger vote which may be required by applicable law in any particular case, the Trustees shall amend or otherwise supplement this instrument, by making a declaration of trust supplemental hereto, which thereafter shall form a part hereof; however, any such supplemental Declaration of Trust may be authorized by the vote of a majority of the Trustees then in office without any Shareholder vote if the sole purpose of such supplemental Declaration of Trust is to change the name of the Trust; any Supplemental Declaration of Trust may be executed by and on behalf of the Trust and the Trustees by any officer or officers of the Trust.

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13. The address of the Trust is 380 Madison Avenue, Suite 2300, New York, NY 10017.  The agent of the Trust in the Commonwealth of Massachusetts is United Corporate Services, Inc., 9 Crestway Road, East Boston, Massachusetts 02128.

IN WITNESS WHEREOF, the undersigned have executed this Supplemental Declaration of Trust on behalf of the Trust and the Trustees as of the date first above written.

 AQUILA NARRAGANSETT TAX-FREE INCOME FUND

 /s/ Diana P. Herrmann_____
 Diana P. Herrmann
 President of the
 Board of Trustees and Trustee

Attest:

/s/ Charles E. Childs, III
Charles E. Childs, III
Secretary

THE UNDERSIGNED, President of the Board of Trustees and Trustee of AQUILA NARRAGANSETT TAX-FREE INCOME FUND who executed on behalf of said Trust and its Trustees the foregoing Supplemental Declaration of Trust, hereby acknowledges, in the name and on behalf of said Trust and its Trustees, the foregoing Supplemental Declaration of Trust to be the act of said Trust and its Trustees and further certifies that to the best of his information, knowledge and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.

 /s/ Diana P. Herrmann
 Diana P. Herrmann